Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Customers Bancorp, Inc.
Wyomissing, Pennsylvania

We hereby consent to the incorporation by reference in this Registration Statements on Form S-8 of Customers Bancorp, Inc. of our reports dated March 1, 2019, relating to the consolidated financial statements, and the effectiveness of Customers Bancorp, Inc.’s internal control over financial reporting, which appear in appear in the Annual Report on Form 10-K for the year ended December 31, 2018.

/s/ BDO USA, LLP

Philadelphia, Pennsylvania
July 25, 2019